
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE MARCH 31, 1996 FORM 10-Q OF PMC CAPITAL INC. AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                             669
<SECURITIES>                                    18,807
<RECEIVABLES>                                  127,386<F1>
<ALLOWANCES>                                     (513)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             502
<DEPRECIATION>                                   (291)
<TOTAL-ASSETS>                                 155,860<F2>
<CURRENT-LIABILITIES>                            8,615<F3>
<BONDS>                                         78,541
<COMMON>                                        59,329
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<OTHER-SE>                                         531
<TOTAL-LIABILITY-AND-EQUITY>                   155,860<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                 5,480<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 1,044
<LOSS-PROVISION>                                    17
<INTEREST-EXPENSE>                               1,424
<INCOME-PRETAX>                                  2,995
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              2,995
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,995
<EPS-PRIMARY>                                     0.27
<EPS-DILUTED>                                     0.27

<F1>Includes current and long term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not included above
(i)    Excess servicing asset          $     5,097
(ii)   Restricted investments                1,685
(iii)  Real property owned                       5
(iv)   Due from affiliates                   1,501
(v)    Deferred charges, deposit and
       other assets, net                       978
(vi)   Investment in subsidiary                 34
                                       -----------
                                       $     9,300
                                       ===========
<F3>Includes the following:

(i)     Accrued interest payable       $       962
(ii)    Borrower advances                    2,805
(iii)   Dividends payable                    3,015
(iv)    Accounts payable                     1,833
                                       -----------
                                       $     8,615
                                       ===========
<F4>Preferred stock of subsidiary held by SBA. See footnotes to financial statements.
<F5>Includes the following items not included above

(i)     Deferred fee revenue           $       770
(ii)    Other liabilities                    1,074
                                       -----------
                                       $     1,844
                                       ===========
<F6>Revenues consist primarily of interest and other yield on investments.

